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                                                                     EXHIBIT 3.2


                                    FORM OF

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 FIREPOND, INC.


          FirePond, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is FirePond, Inc. The date of the filing of its original Certificate of Incorporation (the "Original Certificate") with the Secretary of State of the State of Delaware was November 4, 1999. The Original Certificate was amended on December ____, 1999.

          2. This Second Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Original Certificate, as heretofore amended, and (i) was duly adopted by the Board of Directors in accordance with the provisions of Section 245 of the Delaware General Corporation Law (the "DGCL"), (ii) was declared by the Board of Directors to be advisable and in the best interests of the Corporation and was directed by the Board of Directors to be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with Section 242 of the DGCL and (iii) was duly adopted by a consent in lieu of a meeting of the holders of the Corporation's common stock, par value $.01 per share (the "Common Stock"), in accordance with the provisions of Sections 228 and 242 of the DGCL and the terms of the Original Certificate of Incorporation, as amended, such holders being all of the holders of the Corporation's capital stock entitled to vote thereon.

          3. The text of the Original Certificate, as amended, is hereby amended and restated in its entirety to provide as herein set forth in full.

                                   ARTICLE I

                                      NAME

     The name of the corporation is FirePond, Inc.

                                   ARTICLE II

                                REGISTERED OFFICE

     The registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, in the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


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                                  ARTICLE III

                                    PURPOSES

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

                                  CAPITAL STOCK


     The authorized capital stock of this Corporation shall be [150,000,000] shares, consisting of (a) 92,391,800 shares of Common Stock, par value $.01 per share (the "Common Stock"), (b) 7,608,200 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and (c) 50,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which (i) 30,038,668 of which shall be Undesignated Preferred Stock (as hereinafter defined), (ii) 4,188,880 shares shall be designated as Series A Preferred Stock (as hereinafter defined), (iii) 190,438 shares shall be designated as Series B Preferred Stock (as hereinafter defined), (iv) 570,342 shares shall be designated as Series C Preferred Stock (as hereinafter defined), (v) 7,407,409 shares shall be designated as Series F Preferred Stock (as hereinafter defined) and (vi) 7,604,563 shares shall be designated as Series G Preferred Stock (as hereinafter defined). The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock shall be as follows:


                                 A. COMMON STOCK


     Section 1. COMMON STOCK. A total of 92,391,800 shares of the Corporation's Capital Stock shall be designated as a series known as "Common Stock" (the "Common Stock"). Subject to all of the rights of the Class A Common Stock and the Preferred Stock, and except as may be expressly provided with respect to the Class A Common Stock and the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article IV, the Common Stock shall have the rights, preferences and privileges set forth below in this Section A.1.


          Section 1.1 DIVIDENDS. Dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends. In the event any dividends are declared and paid to the holders of Common Stock, at such time, an equal dividend per share, shall be declared and paid to the holders of Class A Common Stock.

          Section 1.2 VOTING RIGHTS. Holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote. The holders of Common Stock shall not be entitled to cumulative voting rights.


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          Section 1.3    LIQUIDATION. Upon the voluntary or involuntary
     liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective share ownership after any payment or distribution of assets to holders of any shares of each other class or series of Capital Stock of the Corporation currently existing or hereafter created which expressly ranks senior to the Common Stock upon the occurrence of such an event.

          Section 1.4 PREFERENTIAL RIGHTS. The holders of Common Stock shall have no preferential, preemptive or other rights to subscribe for, purchase or acquire any shares of the Corporation of any class, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.

          Section 1.5 RANK. The Common Stock shall have the ranking as set forth in Section A.3 of this Article IV.


     Section 2. CLASS A COMMON STOCK. A total of 7,608,200 shares of the Corporation's Common Stock shall be designated as a series known as "Class A Common Stock" (the "Class A Common Stock"). Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this
Article IV, the Class A Common Stock shall have the rights, preferences and privileges as set forth below in this Section A.2.


          Section 2.1 DIVIDENDS. Dividends may be declared and paid or set apart for payment upon the Class A Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends. In the event any dividends are declared and paid to the holders of Class A Common Stock, at such time, an equal dividend per share, shall be declared and paid to holders of Common Stock.

          Section 2.2 VOTING RIGHTS. The holders of Class A Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote. The holders of Class A Common Stock shall not be entitled to cumulative voting rights.

          Section 2.3 LIQUIDATION. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Class A Common Stock in accordance with their respective share ownership after any payment or distribution of assets to holders of any shares of each other class or series of Capital Stock of the Corporation currently existing or hereafter created which expressly ranks senior to the Class A Common Stock upon the occurrence of such an event.

          Section 2.4 PREFERENTIAL RIGHTS. The holders of Class A Common Stock shall have no preferential, preemptive or other rights to subscribe for, purchase or acquire any


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     shares of the Corporation of any class, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.

          Section 2.5 COMMON PRIORITY PAYMENT. Upon a Sale of Assets, a Merger or an Initial Public Offering (each a "Liquidity Event") and in accordance with the provisions of Section B.9 of this Article IV, the holders of Class A Common Stock then outstanding shall each be entitled to receive as a class, out of the assets of the Corporation available for distribution to its stockholders (in the case of a Sale of Assets or Merger) or out of the net proceeds to the Corporation in the case of an Initial Public Offering (collectively the "Available Assets"), a payment in an aggregate amount equal to $10 million (the "Common Priority Payment"), before any payment shall be made or any assets distributed to holders of any shares of each other class or series of Capital Stock of the Corporation currently existing or hereafter created which does not expressly rank PARI PASSU with or senior to the Class A Common Stock with respect to the Common Priority Payment. The Common Priority Payment will be paid pro rata among all holders of Class A Common Stock at the same time that all other Priority Payments (as hereinafter defined) and the Series F Liquidation Preference (as hereinafter defined) are paid to the holders of Preferred Stock entitled to such Priority Payments and the holders of Series F Preferred Stock entitled to such Series F Liquidation Preference. If the Available Assets are not sufficient to pay in full the Priority Payments and the Series F Liquidation Preference, then the holders of all shares of Class A Common Stock and Preferred Stock entitled to a Priority Payment and the holders of Series F Preferred Stock shall be entitled to receive their share of the Available Assets calculated in accordance with the amount that would be payable if the amounts to which the holders of outstanding shares of Class A Common Stock and Preferred Stock entitled to such Priority Payments and the Series F Liquidation Preference were paid in full.

          Section 2.6 RANK. The Class A Common Stock shall have the ranking as set forth in Section A.3 of this Article IV.

          Section 2.7 CONVERSION. Each outstanding share of Class A Common Stock shall convert into one share of Common Stock automatically upon the closing of the Initial Public Offering of the Corporation's Common Stock; provided, however, that no conversion of the Class A Common Stock shall be deemed to have occurred until the holders of shares of Class A Common Stock receive any Common Priority Payment to which such holders are entitled pursuant to Section A.2.5 of this Article IV.

     Section 3. RANK. The Common Stock and the Class A Common Stock shall rank PARI PASSU with each other with respect to any payment or distribution of assets in the event of a Liquidation or Liquidity Event after the payment of any Preferred Liquidation Amounts or Priority Payments. The Class A Common Stock shall rank PARI PASSU with the Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock with


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respect to payment of the Priority Payments and the Series F Liquidation
Preference upon the occurrence of a Liquidity Event.

                               B. PREFERRED STOCK

     Section 1. PREFERRED STOCK. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, by adopting resolutions providing for the issuance of shares of any particular series and, if and to the extent from time to time required by law, by filing with the Delaware Secretary of State a statement with respect to the adoption of the resolutions pursuant to the DGCL (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish the number of shares to be included in each such series and to fix the designation and relative powers, preferences and rights and qualifications and limitations or restrictions thereof relating to the shares of each such series, prior to such designation, any shares of Preferred Stock that have not been so designated shall constitute "Undesignated Preferred Stock." The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                    (a) the distinctive serial designation of such series and the number of shares constituting such series;

                    (b) the annual dividend rate on shares of such series, if any, whether dividends shall be cumulative and, if so, from which date or dates;

                    (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                    (d) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;

                    (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                    (f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;


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                    (g)  the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                    (h) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

     The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

     Section 2.     SERIES A PREFERRED STOCK.

          Section 2.1 DESIGNATION. A total of 4,188,880 shares of the Corporation's Preferred Stock shall be designated as a series known as "Series A Convertible Participating Preferred Stock" (the "Series A Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares of Series A Preferred Stock then outstanding, plus the number of shares of Series A Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion.

          Section 2.2 LIQUIDATION PREFERENCE. In the event of a Liquidation, the holders of shares of Series A Preferred Stock then outstanding, shall be entitled to be paid for each share of Series A Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its stockholders, at the same time that the Preferred Liquidation Amounts (as hereinafter defined) are paid to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, but before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock (as hereinafter defined), an amount (the "Series A Liquidation Amount") in cash equal to (i) $7.1618 per share (subject to adjustment as provided in Section B.11.1 of this Article IV) plus (ii) all declared and unpaid dividends thereon to the date fixed for the Liquidation. If the assets of the Corporation are not sufficient to pay in full the Preferred Liquidation Amounts to the holders of outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, then the holders of all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall share ratably, and at the same time, in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are entitled were paid in full.


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          Section 2.3    SERIES A PREFERRED PRIORITY PAYMENT. Upon a Liquidity
     Event and in accordance with the provisions of Section B.9 of this Article IV, the holders of Series A Preferred Stock then outstanding shall each be entitled to receive as a class, out of the Available Assets, a payment in an aggregate amount equal to $15 million (the "Series A Preferred Priority Payment") before any payment shall be made or any assets distributed to holders of any shares of each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank PARI PASSU with or senior to the Series A Preferred Stock with respect to the Series A Preferred Priority Payment. The Series A Preferred Priority Payment will be paid pro rata among all holders of Series A Preferred Stock at the same time that all other Priority Payments and the Series F Liquidation Preference, if applicable, are paid to the holders of Preferred Stock and Class A Common Stock entitled to such Priority Payments and the holders of Series F Preferred Stock entitled to such Series F Liquidation Preference, if applicable. If the Available Assets are not sufficient to pay in full the Priority Payments and the Series F Liquidation Preference, then the holders of all shares of Class A Common Stock and Preferred Stock entitled to such Priority Payments and the holders of the Series F Preferred Stock shall be entitled to receive, at the same time, their share of the Available Assets calculated in accordance with the amount that would be payable if the amounts to which the holders of outstanding shares of Class A Common Stock and Preferred Stock entitled to such Priority Payments and the holders of Series F Preferred Stock entitled to such Series F Liquidation Preference were paid in full.

          Section 2.4    PARTICIPATION.

               (a) In addition to the Series A Preferred Priority Payment to which such holders are entitled under Section B.2.3 of this Article IV the holders of Series A Preferred Stock shall also have the right to receive the following (the "Series A Pro Rata Share" and, together with the Series A Preferred Priority Payment payable to such holders in accordance with Section B.2.3 of this Article IV, the "Series A Participation Amount"):

                    (i) In the event of a Sale of Assets, each holder of Series A Preferred Stock shall have the right to convert its shares of Series A Preferred Stock into the kind and amount of securities, assets or cash receivable upon such Sale of Assets by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted (subject to adjustment as provided in Section B.11.1 of this Article IV) immediately prior to such Sale of Assets;

                    (ii) In the event of a Merger, each holder of Series A
               Preferred Stock shall have the right to convert its shares of Series A Preferred Stock into, at the option of the Corporation, either (x) the kind and amount of securities of the surviving Person or other consideration receivable upon such Merger by a holder of the number of shares of Common Stock into


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               which such shares of Series A Preferred Stock could have been converted (subject to adjustment as provided in Section B.11.1 of this Article IV) immediately prior to such Merger or (y) the amount of cash equal to the value of such securities of the surviving Person calculated in accordance with Sections B.9(a)(i) and B.9.(a)(ii) of this Article IV; and

                    (iii) In the event of the Initial Public Offering, the
               shares of Series A Preferred Stock shall be converted into, at the option of the Corporation, either (x) the number of shares of Common Stock receivable upon such Initial Public Offering by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted (subject to adjustment as provided in Section B.11.1 of this Article IV) immediately prior to such Initial Public Offering (the "Series A Newly Issued Shares") or (y) the amount of cash equal to the number of such Series A Newly Issued Shares multiplied by the IPO Price.

                    (iv) Notwithstanding the foregoing, no conversion of the
               Series A Preferred Stock shall be deemed to have occurred until the holders of shares of Series A Preferred Stock receive any Series A Preferred Priority Payment to which such holders are entitled pursuant to Section B.2.3 of this Article IV.

               (b) Written notice of a Sale of Assets, Merger or Initial Public Offering stating a payment date, the Series A Participation Amount and the place where such Series A Participation Amount shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

          Section 2.5    CONVERSION.

               (a) Any holder of Series A Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section B.2.5 and Section B.11 of this Article IV, any or all of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of (i) $2.626 divided by (ii) the conversion price of $2.626 per share, subject to adjustment as provided in Section B.11.1 of this Article IV (the "Series A Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of Series A Preferred Stock to be converted to the Corporation at any time during usual business hours at its


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          principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section B.11.7 of this Article IV. All shares of Series A Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series A Preferred Stock shall be issued in lieu thereof.

               (b) As promptly as practicable after the surrender, as herein provided, of any shares of Series A Preferred Stock for conversion pursuant to Section B.2.5(a) of this Article IV, the Corporation shall deliver to or upon the written order of the holder of such shares of Series A Preferred Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series A Preferred Stock may be or have been converted in accordance with the provisions of this Section B.2.5 and Section B.11 of this Article IV. Subject to the following provisions of this Section B.2.5(b) and of Section B.11.1 of this Article IV, such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series A Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of Common Stock deliverable upon conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such appropriate time, and such conversion shall be at the Series A Conversion Price in effect at such time; PROVIDED, HOWEVER, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock deliverable upon such conversion as the record holder or holders of such shares of Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Series A Conversion Price in effect at, such time on such next succeeding day.

               (c) To the extent permitted by law, when shares of Series A Preferred Stock are converted, all dividends declared and unpaid on the shares of Series A Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.


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          Section 2.6    RANK. The Series A Preferred Stock shall have the
     ranking as set forth in Section B.7 of this Article IV.

          Section 2.7 DIVIDENDS. The Series A Preferred Stock shall be entitled to dividends as set forth in Section B.8 of this Article IV.

          Section 2.8    VOTING.

               (a) The Series A Preferred Stock shall have the voting rights as set forth below in Section B.2.8(b) of this Article IV and Section
          B.10 of this Article IV.

               (b) If General Atlantic Partners 40, L.P., a Delaware limited partnership ("GAP 40"), GAP Coinvestment Partners, L.P., a New York limited partnership ("GAP Coinvestment"), and/or any Affiliate thereof own in the aggregate (i) at least a majority of the outstanding shares of Series A Preferred Stock and (ii) shares of Common Stock and/or Series A Preferred Stock or other securities of the Corporation convertible into or exchangeable for shares of voting Capital Stock of the Corporation that represent (after giving effect to any adjustments) at least 3% of the total number of shares of Common Stock outstanding on an as converted basis, then the holders of the Series A Preferred Stock, voting as a separate series, shall be entitled to elect one director of the Corporation; PROVIDED, HOWEVER, that the foregoing right to elect a director shall not apply if holders of the Series A Preferred Stock elect a director solely by virtue of their right under Section 6.3(b) of the Second Amended and Restated Shareholders Agreement. The Series A Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class with respect to the election of all of the other directors of the Corporation; PROVIDED, HOWEVER, that if the conditions set forth in the first sentence of this Section 2.8(b) necessary for the holders of the Series A Preferred Stock to vote as a separate series for the election of one director are not satisfied, the Series A Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class with respect to the election of all of the directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors at a time when the Series A Preferred Stock is entitled to vote for the election of a director, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election of the director to be elected solely by the holders of the Series A Preferred Stock. A vacancy in the directorship elected by the holders of the Series A Preferred Stock pursuant to this Section 2.8(b) shall be filled only by vote or written consent of the holders of the Series A Preferred Stock.


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     Section 3.     SERIES B PREFERRED STOCK

          Section 3.1 DESIGNATION AND NUMBER OF SHARES. A total of 190,438 shares of the Corporation's Preferred Stock shall be designated as a series known as "Series B Convertible Preferred Stock" (the "Series B Preferred Sock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than that of the shares of Series B Preferred Stock then outstanding, plus the number of shares of Series B Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion.

          Section 3.2 LIQUIDATION PREFERENCE. In the event of a Liquidation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid for each share of Series B Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its stockholders, at the same time that the Preferred Liquidation Amounts are paid to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, but before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock, an amount in cash (the "Series B Liquidation Amount") equal to the amount determined by (i) multiplying (A) the aggregate number of shares of Series B Preferred Stock and Common Stock issued by the Corporation and sold by stockholders of the Corporation upon exercise of those certain Warrants, dated as of May 20, 1997, issued by the Corporation and sold by stockholders of the Corporation to GAP 40 and GAP Coinvestment by (B) $19.69 (the "Series B Exercise Price") per share (the "Series B Liquidation Preference") (subject to adjustment as provided in Section B.11.1 of this Article IV) plus (ii) all declared and unpaid dividends thereon to the date fixed for the Liquidation. If the assets of the Corporation are not sufficient to pay in full the Preferred Liquidation Amounts to the holders of outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, then the holders of all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall share ratably, and at the same time, in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are entitled were paid in full.

          Section 3.3    CONVERSION.

               (a) Any holder of Series B Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section B.3.3 and Section B.11 of this Article IV, any or all of such holder's shares of Series B Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series B Preferred Stock being so converted multiplied by the quotient of (i) the Series B Exercise Price divided by (ii) the conversion price of $3.938 per share, subject to adjustment as provided in Section B.11.1 of this Article IV (the "Series B Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of Series B Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares of Series B Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section B.11.7 of this Article IV). All shares of Series B Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series B Preferred Stock shall be issued in lieu thereof.

               (b) As promptly as practicable after the surrender, as herein provided, of any shares of Series B Preferred Stock for conversion pursuant to Section B.3.3(a) of this Article IV, the Corporation shall deliver to or upon the written order of the holder of such shares of Series B Preferred Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series B Preferred Stock may be or have been converted in accordance with the provisions of this Section B.3.3. Subject to the following provisions of this Section B.3.3(b) and of Section B.11.1 of this Article IV, such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series B Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of Common Stock deliverable upon conversion of such shares of Series B Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such appropriate time, and such conversion shall be at the Series B Conversion Price in effect at such time; PROVIDED, HOWEVER, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock deliverable upon such conversion as the record holder or holders of such shares of Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Series B Conversion Price in effect at, such time on such next succeeding day.

               (c) To the extent permitted by law, when shares of Series B Preferred Stock are converted, all dividends declared and unpaid on the shares of Series B Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

          Section 3.4 RANK. The Series B Preferred Stock shall have the ranking as set forth in Section B.7 of this Article IV.

          Section 3.5 DIVIDENDS. The Series B Preferred Stock shall be entitled to dividends as set forth in Section B.8 of this Article IV.

          Section 3.6 VOTING. The Series B Preferred Stock shall have the voting rights as set forth in Section B.10 of this Article IV.

     Section 4.     SERIES C PREFERRED STOCK

          Section 4.1 DESIGNATION AND NUMBER OF SHARES. A total of 570,342 shares of the Corporation's Preferred Stock shall be designated as a series known as "Series C Convertible Participating Preferred Stock" (the "Series C Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than that of the shares of Series C Preferred Stock then outstanding plus the number of shares of Series C Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion.

          Section 4.2 LIQUIDATION PREFERENCE. In the event of a Liquidation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid for each share of Series C Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its stockholders, at the same time that the Preferred Liquidation Amounts are paid to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, but before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock, an amount (the "Series C Liquidation Amount") in cash equal to (i) $2.63 per share (the "Series C Liquidation Preference") (subject to adjustment as provided in Section B.11.1 of this Article IV) plus (ii) all declared and unpaid dividends thereon to the date fixed for the Liquidation. If the assets of the Corporation are not sufficient to pay in full the Preferred Liquidation Amounts to the holders of outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, then the holders of all shares of Series A Preferred Stock, Series B Preferred Stock, Series C

     Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are entitled were paid in full.

          Section 4.3 SERIES C PREFERRED PRIORITY PAYMENT. Upon a Liquidity Event, and in accordance with the provisions of Section B.9 of this Article IV, the holders of Series C Preferred Stock then outstanding shall be entitled to be paid for each share of Series C Preferred Stock held thereby, out of the Available Assets, a payment in amount equal to the product obtained by multiplying (i) .50 by (ii) the Series C Liquidation Preference per share then in effect (the "Series C Preferred Priority Payment"), before any payment shall be made or any assets distributed to holders of any shares of each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank PARI PASSU with or senior to the Series C Preferred Stock with respect to the Series C Preferred Priority Payment. The Series C Preferred Priority Payment shall be paid to the holders of Series C Preferred Stock at the same time that all other Priority Payments and the Series F Liquidation Preference, if applicable, are paid to the holders of Preferred Stock and Class A Common Stock entitled to such Priority Payments and holders of Series F Preferred Stock entitled to such Series F Liquidation Preference, if applicable. If the Available Assets are not sufficient to pay in full the Priority Payments and the Series F Liquidation Preference, then the holders of all shares of Preferred Stock and Class A Common Stock entitled to such Priority Payments and the holders of the Series F Preferred Stock shall be entitled to receive, at the same time, their share of the Available Assets calculated in accordance with the amount that would be payable if the amounts to which the holders of outstanding shares of Preferred Stock and Class A Common Stock entitled to such Priority Payments and the holders of Series F Preferred Stock entitled to such Series F Liquidation Preference were paid in full.

          Section 4.4    PARTICIPATION.

               (a) In addition to the Series C Preferred Priority Payment to which such holders are entitled under Section B.4.3 of this Article IV, the holders of Series C Preferred Stock shall also have the right to receive the following (the "Series C Pro Rata Share" and, together with the Series C Preferred Priority Payment payable to such holders in accordance with Section B.4.3 of this Article IV, the "Series C Participation Amount"):

                    (i) In the event of a Sale of Assets, each holder of Series C Preferred Stock shall have the right to convert its shares of Series C Preferred Stock into the kind and amount of securities, assets or cash receivable upon such Sale of Assets by a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted (subject to adjustment as provided in Section
               B.11.1 of this Article IV) immediately prior to such Sale of Assets;

                    (ii) In the event of a Merger, each holder of Series C
               Preferred Stock shall have the right to convert its shares of Series C Preferred Stock into, at the option of the Corporation, either (x) the kind and amount of securities of the surviving Person or other consideration receivable upon such Merger by a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted (subject to adjustment as provided in Section B.11.1 of this Article IV) immediately prior to such Merger or (y) the amount of cash equal to the value of such securities of the surviving Person calculated in accordance with Sections B.9(a)(i) and B.9(a)(ii) of this Article IV; and

                    (iii) In the event of the Initial Public Offering, the
               shares of Series C Preferred Stock shall be converted into, at the option of the Corporation, either (x) the number of shares of Common Stock receivable upon such Initial Public Offering by a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted (subject to adjustment as provided in Section B.11.1 of this Article IV) immediately prior to such Initial Public Offering (the "Series C Newly Issued Shares") or (y) the amount of cash equal to the number of such Series C Newly Issued Shares multiplied by the IPO Price.

                    (iv) Notwithstanding the foregoing, no conversion of the
               Series C Preferred Stock shall be deemed to have occurred until the holders of shares of Series C Preferred Stock receive any Series C Preferred Priority Payment to which such holders are entitled pursuant to Section B.4.3 of this Article IV.

               (b) Written notice of a Sale of Assets, Merger or Initial Public Offering stating a payment date, the Series C Participation Amount and the place where such Series C Participation Amount shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

          Section 4.5    CONVERSION.

               (a) Any holder of Series C Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section B.4.5 and Section B.11 of this Article IV, any or all of such holder's shares of Series C Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series C Preferred Stock being so converted multiplied by the quotient of (i) $2.63 divided by (ii) the conversion price of $2.63 per share, subject to adjustment as provided in Section B.11.1 of this Article IV (the "Series C Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of Series C Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares of Series C Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section B.11.7 of this Article IV. All shares of Series C Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series C Preferred Stock shall be issued in lieu thereof.

               (b) As promptly as practicable after the surrender, as herein provided, of any shares of Series C Preferred Stock for conversion pursuant to Section B.4.5(a) of this Article IV, the Corporation shall deliver to or upon the written order of the holder of such shares of Series C Preferred Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series C Preferred Stock may be or have been converted in accordance with the provisions of this Section B.4.5. Subject to the following provisions of this Section B.4.5(b) and of Section B.11 of this Article IV, such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series C Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of Common Stock deliverable upon conversion of such shares of Series C Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such appropriate time, and such conversion shall be at the Series C Conversion Price in effect at such time; PROVIDED, HOWEVER, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock deliverable upon such conversion as the record holder or holders of such shares of Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Series C Conversion Price in effect at such time on such next succeeding day.

               (c) To the extent permitted by law, when shares of Series C Preferred Stock are converted, all dividends declared and unpaid on the shares of Series C Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

          Section 4.6 RANK. The Series C Preferred Stock shall have the ranking as set forth in Section B.7 of this Article IV.

          Section 4.7 DIVIDENDS. The Series C Preferred Stock shall be entitled to dividends as set forth in Section B.8 of this Article IV.

          Section 4.8 VOTING. The Series C Preferred Stock shall have the voting rights as set forth in Section B.10 of this Article IV.

     Section 5.     SERIES F PREFERRED STOCK


          Section 5.1 DESIGNATION AND NUMBER OF SHARES. A total of 7,407,409 shares of the Corporation's Preferred Stock shall be designated as a series known as "Series F Convertible Preferred Stock" (the "Series F Preferred Stock"). The number of shares designated as Series F Preferred Stock may be increased by resolution of the Board of Directors only with the approval of the holders of a majority of the Common Stock issuable upon conversion of the then outstanding shares of Series F Preferred Stock, and such number may be decreased by resolution of the Board of Directors, PROVIDED that no such decrease shall reduce the number of shares of Series F Preferred Stock to a number less than that of the shares of Series F Preferred Stock then outstanding plus the number of shares of Series F Preferred Stock issuable upon exercise of outstanding rights, options or warrants.


          Section 5.2    SERIES F LIQUIDATION PREFERENCE.

               (a) In the event of a Liquidation, Sale of Assets or Merger, the holders of the shares of Series F Preferred Stock then outstanding shall be entitled to be paid for each share of Series F Preferred Stock held thereby, either (i) out of the assets of the Corporation available for distribution to its stockholders, in the case of a Liquidation, or (ii) out of any consideration received by the stockholders and any consideration or assets available for distribution by the Corporation, in the case of a Sale of Assets or Merger (clauses (i) and (ii), the "Series F Liquidation Available Assets"), an amount (the "Series F Liquidation Preference") equal to the greater of:

                    (i) the sum of $2.97 for each outstanding share of Series F Preferred Stock, plus declared but unpaid dividends on such share (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations or the like); or

                    (ii) the quotient obtained by dividing (A) the product
               obtained by multiplying the Series F Liquidation Available Assets by a fraction (the "Series F Share"), the numerator of which equals the aggregate number of shares of Common Stock into which the Series F Preferred Stock then outstanding could have been converted immediately prior to such Liquidation, Sale of Assets or Merger, and the denominator of which equals the sum of the number of shares of Common Stock outstanding on a fully-diluted basis (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding options, warrants, rights or convertible securities) immediately prior to such Liquidation, Sale of Assets or Merger, by (B) the aggregate number of shares of Series F Preferred Stock then outstanding.

               (b) LIQUIDATION. If upon a Liquidation, the Series F Liquidation Available Assets shall be insufficient to permit payment in full to the holders of Series F Preferred Stock of the Series F Liquidation Preference, then the Series F Liquidation Available Assets shall be distributed or paid ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock (and, to the extent applicable, among holders of shares of Capital Stock of the Corporation entitled to payments ranking PARI PASSU with the Series F Liquidation Preference), calculated in accordance with the amount that would be payable to such holders if the Preferred Liquidation Amounts had been paid in full. Upon any such Liquidation, after the holders of Series F Preferred Stock shall have been paid in full the amounts to which they shall be entitled hereunder, the holders of Series F Preferred Stock shall not be entitled to be paid any additional amounts from the assets of the Corporation (other than as set forth herein) and the remaining net assets of the Corporation may be distributed to the holders of Capital Stock of the Corporation in accordance with this Certificate of Incorporation, as amended or supplemented from time to time. In the case of a Liquidation, the Series F Liquidation Preference shall be paid in cash.

               (c) SALE OF ASSETS; MERGER. If upon a Sale of Assets or Merger, the Series F Liquidation Available Assets shall be insufficient to permit payment in full to the holders of Series F Preferred Stock of the Series F Liquidation Preference, then the Series F Liquidation Available Assets shall be distributed or paid ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Class A Common Stock (and, to the extent applicable, among holders of shares of Capital Stock of the Corporation entitled to payments ranking PARI

          PASSU with the Series F Liquidation Preference), calculated in accordance with the amount that would be payable to such holders if the Series F Liquidation Preference and the Priority Payments had been paid in full. Upon any such Sale of Assets or Merger, after the holders of Series F Preferred Stock shall have been paid in full the amounts to which they shall be entitled hereunder, the remaining Series F Liquidation Available Assets may be distributed to the holders of Capital Stock of the Corporation in accordance with this Certificate of Incorporation, as amended or supplemented from time to time.

          In the case of a Sale of Assets or Merger, the Series F Liquidation Preference shall be paid in the form of the consideration received by the holders of Common Stock of the Corporation in connection with such Sale of Assets or Merger; PROVIDED, that any securities of any surviving Person to be delivered to the holders of the Series F Preferred Stock pursuant to this Section B.5.2 shall be valued in the same manner as the securities to be delivered to the holders of Common Stock in such transaction.

          Section 5.3    CONVERSION.

               (a) Each outstanding share of Series F Preferred Stock shall convert into shares of Common Stock of the Corporation (i) automatically upon the closing of the Initial Public Offering of the Corporation's Common Stock, the public offering price of which is not less than $4.50 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like), provided that such $4.50 per share price may be reduced by the written consent or agreement of not less than ninety percent (90%) of the shares of Series F Preferred Stock then outstanding, and (ii) at any time and from time to time, at the option of the holder thereof, in either case, subject to the terms and provisions of this Section B.5.3. Upon any such automatic or optional conversion, any or all of such holder's shares of Series F Preferred Stock shall be converted into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series F Preferred Stock being so converted multiplied by the quotient of (i) $2.97 divided by (ii) the conversion price of $2.97 per share, subject to adjustment as provided in Section
          B.5.4 and Section B.11.1 of this Article IV (the "Series F Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of Series F Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares of Series F Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section B.11.7 of this Article IV. All shares of Series F Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series F Preferred Stock shall be issued in lieu thereof.

               (b) As promptly as practicable after the surrender, as herein provided, of any shares of Series F Preferred Stock for conversion pursuant to Section B.5.3(a), the Corporation shall deliver to or upon the written order of the holder of such shares of Series F Preferred Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series F Preferred Stock may be or have been converted in accordance with the provisions of this Section B.5.3. Subject to the following provisions of this Section B.5.3(b), Section
          B.5.4 and of Section B.11.1 of this Article IV, such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series F Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of Common Stock deliverable upon conversion of such shares of Series F Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such appropriate time, and such conversion shall be at the Series F Conversion Price in effect at such time; PROVIDED, HOWEVER, that in the event of automatic conversion of outstanding shares of Series F Preferred Stock pursuant to Section B.5.3(a)(i), such conversion shall be deemed to have been made upon the closing of the Corporation's Initial Public Offering; and provided further, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock deliverable upon such conversion as the record holder or holders of such shares of Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five
          (5) days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Series F Conversion Price in effect at, such time on such next succeeding day.

               (c) To the extent permitted by law, when shares of Series F Preferred Stock are converted, all dividends declared and unpaid on the shares of Series F Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

          Section 5.4    SPECIAL ADJUSTMENT TO THE SERIES F CONVERSION PRICE.

               (a) In the event of the conversion of the Series F Preferred Stock pursuant to Section B.5.3(a)(i) of this Article IV, the Series F Conversion Price in effect immediately prior to such conversion shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the number of shares of Common Stock that all holders of Series F Preferred Stock shall be entitled to receive upon conversion of all shares of Series F Preferred Stock then outstanding shall be equal to the sum of (A) the number of shares of Common Stock that such holders would have been entitled to receive had all such shares of Series F Preferred Stock been converted immediately prior to the adjustment under this Section B.5.4(a) plus (B) the number of shares of Common Stock equal to the quotient of:

                    (i) the quotient of (x) the product of the Series F Share (calculated immediately prior to the adjustment under this Section 5.4(a) and the payment of any Priority Payments) multiplied by the aggregate value of the Priority Payments to be made in connection with the Initial Public Offering (with any Priority Payments made in Common Stock valued at the IPO Price) divided by (y) the difference of one minus such Series F Share;

               DIVIDED BY

                    (ii) the IPO Price.

          Section 5.5 RANK. The Series F Preferred Stock shall have the ranking as set forth in Section B.7 of this Article IV.

          Section 5.6 DIVIDENDS. The Series F Preferred Stock shall be entitled to dividends as set forth in Section B.8 of this Article IV.

          Section 5.7 VOTING. The Series F Preferred Stock shall have the voting rights as set forth in Section B.10 of this Article IV.

     Section 6.     SERIES G PREFERRED STOCK


          Section 6.1    DESIGNATION AND NUMBER OF SHARES. A total of
     7,604,563 shares of the Corporation's Preferred Stock shall be designated as a series known as "Series G Convertible Participating Preferred Stock" (the "Series G Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series G Preferred Stock to a number less than that of the shares of Series G Preferred Stock then outstanding, plus the number of shares of Series G Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion.

          Section 6.2 AVAILABLE CASH PAYMENT. If, at any time prior to a Liquidation or the occurrence of a Liquidity Event, the Corporation's unaudited balance sheet with respect to any fiscal quarter or audited balance sheet with respect to any fiscal year reflects that the Corporation has Available Cash (as hereinafter defined) in excess of $10,000,000, then the Corporation may pay to each holder of the Series G Preferred Stock its pro rata portion of such excess (each such payment, an "Available Cash Payment"); PROVIDED, that the Corporation shall not be obligated to make any Available Cash Payments except to the extent that a majority of the Corporation's disinterested directors, in their sole discretion, so elect; PROVIDED, FURTHER, that the Corporation shall not make, nor shall the holders of Series G Preferred Stock be entitled to receive, any Available Cash Payments unless a majority in interest of the holders of the then outstanding shares of Series F Preferred Stock shall have consented in writing to the payment of such Available Cash Payment; PROVIDED, FURTHER, that Available Cash Payments made hereunder shall not in the aggregate exceed $20,000,000; and PROVIDED, FURTHER, that the Series G Aggregate Preferred Priority Payment (as hereinafter defined) payable pursuant to Section B.6.3 of this Article IV, if any, shall be reduced by the aggregate of all Available Cash Payments made hereunder, if any. For purposes hereof, the term disinterested directors includes the current Chief Executive Officer of the Corporation and means directors who are not employees of GAP 40, GAP Coinvestment or any Affiliates of either entity.

          Section 6.3    LIQUIDATION PREFERENCE; PREFERRED PAYMENTS.

               (a) Upon the occurrence of (i) a Liquidation or (ii) a Liquidity Event in which the IPO Price (in the case of an Initial Public Offering) or the Per Share Value (in the case of a Liquidation, Sale of Assets or Merger) is not greater than $13.15 per share (subject to adjustment for stock splits, stock dividends, recapitalizations or other similar events affecting the Common Stock), the holders of the shares of Series G Preferred Stock shall be entitled to be paid an amount equal to $2.63 per share (subject to adjustment for stock splits, stock dividends, recapitalizations or other similar events affecting the Series G Preferred Stock) plus all accrued and unpaid dividends on the Series G Preferred Stock (the "Series G Preferred Priority Payment," and the total of all such payments to holders of Series G Preferred Stock, the "Series G Aggregate Preferred Priority Payment"), before any distribution of assets or payment is made upon any stock ranking on Liquidation or a Liquidity Event junior to the Series G Preferred Stock; PROVIDED, HOWEVER, that if the IPO Price or the Per Share Value, as the case may be, is greater than $10.52 per share but is not greater than $13.15 per share (subject in each case to adjustment for stock splits, stock dividends, recapitalizations or other similar events affecting the Common Stock), then the Series G Preferred Priority Payment payable with respect to each share of Series G Preferred Stock shall be adjusted by subtracting therefrom the amount by which such IPO Price or Per Share Value, as the case may be, is greater than $10.52 per share (or such other amount as may be applicable following adjustment for stock splits, stock dividends, recapitalizations or other similar events affecting the Common Stock); and PROVIDED, FURTHER, that if, prior to a Liquidation or a Liquidity Event, the Corporation shall have made any Available Cash Payments pursuant to Section B.6.2 hereof, the Series G Aggregate Preferred Priority Payment payable hereunder, if any, shall be reduced by the total of such Available Cash Payments so made. If upon such Liquidation or Liquidity Event, the assets to be distributed (in the case of a Liquidation) or the proceeds to be received by the Corporation (in the case of a Liquidity Event other than a Liquidation) shall be insufficient to pay in full the Series F Liquidation Preference to the holders of the outstanding shares of the Series F Preferred Stock and the Priority Payments to the holders of the outstanding shares of the Class A Common Stock, Series A Preferred Stock, Series C Preferred Stock and Series G Preferred Stock, respectively, then the holders of all shares of Class A Common Stock, Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive their share of such assets calculated in accordance with the amount that would be payable if the amounts to which the holders of outstanding shares of Class A Common Stock, Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock were paid in full.

               (b) The Series G Preferred Priority Payment shall be payable (A) in the case of a Liquidation, in cash on the date of the Liquidation,
          (B) in the case of an Initial Public Offering, in cash or, at the option of the Corporation, in shares of Common Stock based on the IPO Price, which cash or shares of Common Stock will be delivered or issued on the closing date of the Initial Public Offering, or (C) in the case of a Merger or Sale of Assets, at the option of the holder of the Series G Preferred Stock, in cash or in securities of the surviving Person or other consideration received by the holders of Common Stock, PROVIDED that if any holder of Series G Preferred Stock elects to receive its Series G Preferred Priority Payment other than in cash, it shall provide the Corporation with no less than five (5) days notice of such election, and shall specify in such notice the consideration it elects to receive, and PROVIDED, FURTHER, that any securities of the surviving Person otherwise to be delivered to the holders of the Series G Preferred Stock pursuant to this Section B.6.3(b) in the case of a Sale of Assets or a Merger shall be valued in the same manner as the securities to be delivered to the holders of Common Stock in such transaction.

          Section 6.4    PARTICIPATION.

               (a) In addition to the Series G Preferred Priority Payment to which such holders are entitled under Section B.6.3(a) of this Article IV, if any, the holders of Series G Preferred Stock shall in all cases have the right to receive the following (the "Series G Pro Rata Share" and, together with the Series G

          Aggregate Preferred Priority Payment payable to such holders in accordance with Section B.6.3(a) of this Article IV, the "Series G Participation Amount"):

                    (i) In the event of a Liquidation, the shares of Series G Preferred Stock shall be converted into the amount of cash receivable upon such Liquidation by a holder of the number of shares of Common Stock into which the Series G Preferred Stock could have been converted (subject to adjustment as provided in Section B.11.1 of this Article IV) immediately prior to such Liquidation;

                    (ii) In the event of a Sale of Assets, the shares of Series
               G Preferred Stock shall be converted into the kind and amount of securities, assets or cash, as the case may be, receivable upon such Sale of Assets by a holder of the number of shares of Common Stock into which such shares of Series G Preferred Stock could have been converted (subject to adjustment as provided in Section
               B.11.1 of this Article IV) immediately prior to such Sale of Assets;

                    (iii) In the event of a Merger, the shares of Series G
               Preferred Stock shall be converted into the kind and amount of securities of the surviving Person or other consideration receivable upon such Merger by a holder of the number of shares of Common Stock into which such shares of Series G Preferred Stock could have been converted (subject to adjustment as provided in Section B.11.1 of this Article IV) immediately prior to such Merger;

                    (iv) In the event of an Initial Public Offering, the shares of Series G Preferred Stock shall be converted into the number of shares of Common Stock receivable upon such Initial Public Offering by a holder of the number of shares of Common Stock into which such shares of Series G Preferred Stock could have been converted (subject to adjustment as provided in Section B.11.1 of this Article IV) immediately prior to such Initial Public Offering; and

                    (v) Notwithstanding the foregoing, no conversion of the Series G Preferred Stock shall be deemed to have occurred until the holders of shares of Series G Preferred Stock receive any Series G Preferred Priority Payment to which such holders are entitled pursuant to Section B.6.3(a) of this Article IV.

               (b) Written notice of a Liquidation or Liquidity Event, as the case may be, stating a payment date, the amount of the Series G Participation Amount and the place where such Series G Participation Amount shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the payment date stated therein, to the holders of record of the Series G Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

          Section 6.5    CONVERSION.

               (a) Any holder of Series G Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 6.5 and Section B.11.1 of this Article IV, any or all of such holder's shares of Series G Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series G Preferred Stock being so converted multiplied by the quotient of (i) $2.63 divided by (ii) the conversion price of $2.63 per share, subject to adjustment as provided in Section B.11.1 of this Article IV (the "Series G Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of the shares of Series G Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares of Series G Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section
          B.11.7 of this Article IV. All shares of Series G Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series G Preferred Stock shall be issued in lieu thereof. Holders of shares of Common Stock delivered upon an optional conversion of shares of Series G Preferred Stock pursuant to this Section 6.5(a), unless such conversion occurred in connection with a Liquidation or Liquidity Event, shall not be entitled to receive any Preferred Payment or Participation Amount pursuant to Section 9 of this Article IV.

               (b) As promptly as practicable after the surrender, as herein provided, of any shares of Series G Preferred Stock for conversion pursuant to Section B.6.5(a) of this Article IV, the Corporation shall deliver to or upon the written order of the holder of such shares of Series G Preferred Stock so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series G Preferred Stock may be or have been converted in accordance with the provisions of this Section B.6.5 and Section B.11 of this Article IV. Subject to the following provisions of this Section B.6.5(b) and of Section B.11 of this Article IV, such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series G Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the shares of Common Stock deliverable upon conversion of such shares of Series G Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such appropriate time, and such conversion shall be at the Series G Conversion Price in effect at such time; PROVIDED, HOWEVER, that no surrender shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock deliverable upon such conversion as the record holder or holders of such shares of Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five (5) days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Series G Conversion Price in effect at, such time on such next succeeding day.

               (c) To the extent permitted by law, when shares of Series G Preferred Stock are converted, all dividends declared and unpaid on the shares of Series G Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

          Section 6.6 RANK. The Series G Preferred Stock shall have the ranking as set forth in Section B.7 of this Article IV.

          Section 6.7 DIVIDENDS. The Series G Preferred Stock shall be entitled to dividends as set forth in Section B.8 of this Article IV.

          Section 6.8 VOTING. The Series G Preferred Stock shall have the voting rights as set forth in Section B.10 of this Article IV.

     Section 7.     RANK.

               (a) The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall with respect to payment of the Preferred Liquidation Amounts upon the occurrence of a Liquidation rank (i) pari passu with each other, and (ii) senior to all other payments or distributions to holders of Capital Stock of the Corporation, including without limitation, all payments or distributions to (A) all classes of Common Stock of the Corporation (including, without limitation, the Common Stock and Class A Common Stock) and (B) each series of Capital Stock of the Corporation hereafter created which does not expressly rank PARI PASSU with or senior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock (clauses (A) and (B) collectively the "Junior Stock").

               (b) The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and the Class A Common Stock shall with respect to payment of the Priority Payments and the Series F Liquidation Preference upon the occurrence of a Liquidity Event rank (i) PARI PASSU with each other, and (ii) senior to all other payments or distributions to holders of Capital Stock of the Corporation, including, without limitation, all other payments or distributions to the Junior Stock.

     Section 8. DIVIDENDS. Beginning on the date of issuance of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock if the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash or other property or assets), to holders of shares of Common Stock, then the holders of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

     Section 9.     PRIORITY PAYMENTS.

               (a) The Priority Payments shall be payable (i) in the case of a Liquidation, in cash on the date of the Liquidation, (ii) in the case of an Initial Public Offering, in cash or, at the option of the Corporation, in shares of Common Stock based on the IPO Price, which cash or shares of Common Stock will be delivered or issued on the closing date of the Initial Public Offering or (iii) in the case of a Merger or Sale of Assets, in cash, or at the option of the Corporation, in securities of the surviving Person or other consideration received by the holders of Common Stock; PROVIDED, that the Corporation shall make the same election as to form of payment with respect to each of the Priority Payments unless a different election shall be approved by a majority of the holders of each class of Common Stock and Preferred Stock entitled to a Priority Payment. Any securities of the surviving Person otherwise to be delivered to the holders of each class of Common Stock and Preferred Stock entitled to a Priority Payment pursuant to this paragraph (a) shall be valued as follows:

                    (i) Securities that do not constitute "restricted securities," as such term is defined in Rule 144(a)(3) promulgated under the Securities Act:

                         (1) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the date of distribution;

                         (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the date of distribution;

                         (3) if there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors and consented to by the holders of not less than a majority of the shares of each class of Common Stock and Preferred Stock entitled to a Priority Payment, which consent shall not be unreasonably withheld; or

                         (4) if the fair market value cannot be determined pursuant to clause (3) above, the value shall be determined by an appraiser chosen by the Board of Directors and consented to by the holders of a majority of the shares of each class of Common Stock and Preferred Stock entitled to a Priority Payment or, if no such appraiser is so chosen prior to the tenth day after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of each class of Common Stock and Preferred Stock entitled to a Priority Payment, then by an appraiser chosen by a nationally recognized investment banking firm experienced in the valuation of corporations engaged in the information technology software business and acceptable to the holders of a majority of the shares of each class of Common Stock and Preferred Stock entitled to a Priority Payment.

                    (ii) The method of valuation of securities acquired for
               investment in a non-public transaction or otherwise restricted in their marketability that are of the same class or series as securities that are publicly traded shall be to make an appropriate discount from the market value determined as set forth above in clauses (1) or (2) to reflect the appropriate fair market value thereof, as mutually determined by the Board of Directors and consented to by the holders of a majority of each class of Common Stock and Preferred Stock entitled to a Priority Payment, which consent shall not be unreasonably withheld, or if applicable, shall be in accordance with clause (4), giving appropriate weight, if any, to such restriction.

     Section 10. VOTING RIGHTS. Except as otherwise required under Delaware law, so long as the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock is outstanding, each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock into shares of Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

     Section 11.    CONVERSION PRICE.

          Section 11.1 ADJUSTMENT TO THE CONVERSION PRICE. The Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series F Conversion Price and Series G Conversion Price (collectively, the "Conversion Prices and each individually a Conversion Price") shall be subject to adjustment as follows:

               (a) In the event that the Corporation shall at any time after the date of filing of this Certificate of Incorporation (w) pay a dividend or make a distribution on the outstanding shares of Common Stock payable in Common Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or
          (z) issue any shares of its Capital Stock in a reclassification of the Common Stock, then, and in each such case, the Conversion Price for each respective series of Preferred Stock in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock or Series G Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock or

          Series G Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section
          B.11.1 shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or
          (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

               (b) In the case the Corporation shall at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions paid or made to holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock in the manner provided in Section B.8 of this Article IV, and dividends payable in shares of Common Stock for which adjustment is made under Section 11.1(a) of this Article IV) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those distributions in respect of which an adjustment in the Conversion Prices is made pursuant to Section 11.1(a) of this Article
          IV), then, and in each such case, the Conversion Prices then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying each Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be such current market price of the Common Stock less the then fair market value (as determined by the Board of Directors) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the current market price of the Common Stock on the record date referred to below (but such denominator shall not be less than one); PROVIDED, HOWEVER, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock or Series G Preferred Stock would otherwise be entitled to receive such rights upon conversion at any time of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock or Series G Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

               (c) In the case the Corporation, at any time after the date of filing of this Certificate of Incorporation, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in Sections B.11.1(a) or B.11.4 of this
          Article IV (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Prices as a result of such action, then, and in each such case, the Conversion Prices shall be adjusted in such a manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock); PROVIDED, HOWEVER, that the Board of Directors effects an appropriate adjustment to the Conversion Price of each other series of Preferred Stock, as may exist from time to time, which is affected by such action.

               (d) In the event the Corporation shall at any time, after the date of filing of this Certificate of Incorporation, issue, sell or exchange any shares of Common Stock, or securities exercisable or exchangeable for shares of Common Stock, for a consideration per share less than the Series F Conversion Price or Series G Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (other than (x) issuances of Common Stock upon the exercise of currently outstanding options, warrants or convertible securities or
          (y) up to 11,808,872 shares of Common Stock issued under the Corporation's stock option or grant plans to management, employees or consultants (the "Excluded Shares")), then, and thereafter successively upon each such issuance, sale or exchange, the Series F Conversion Price or Series G Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares shall forthwith be reduced to an amount determined by multiplying such Series F Conversion Price or Series G Conversion Price by a fraction:

                    (i) the numerator of which shall be (x) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding options, warrants, rights or convertible securities), plus (y) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Series F Conversion Price or Series G Conversion Price (prior to adjustment), and

                    (ii) the denominator of which shall be (x) the number of
               shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding options, warrants, rights or convertible securities), plus (y) the number of such additional shares of Common Stock so issued.

               (e) In the event the Corporation shall, at any time after the date of filing of this Certificate of Incorporation, issue options, warrants or rights to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock (other than any options or warrants for Excluded Shares), for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the Series F Conversion Price or Series G Conversion Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, the Series F Conversion Price or Series G Conversion Price in effect immediately prior to the issuance of such options, warrants, rights or convertible securities shall be reduced to an amount determined by multiplying such Series F Conversion Price or Series G Conversion Price by a fraction:

                    (i) the numerator of which shall be (x) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding options, warrants, rights or convertible securities), plus (y) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the "Net Aggregate Consideration") would purchase at the Series F Conversion Price or Series G Conversion Price for each respective series of Preferred Stock prior to adjustment, and

                    (ii) the denominator of which shall be (x) the number of
               shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding options, warrants, rights or convertible securities), plus (y) the aggregate number of shares of

               Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted.

               (f) If the consideration per share provided for in any options or rights to subscribe for shares of Common Stock, or any securities exchangeable for or convertible into shares of Common Stock, changes at any time the Conversion Price for each respective series of Preferred Stock in effect at the time of such change shall be readjusted to the Conversion Price for each respective series of Preferred Stock which would have been in effect at such time had such options or convertible securities provided for such changed consideration per share (determined as provided in Section B.11.1(e) of this Article IV), at the time initially granted, issued or sold; PROVIDED, that such adjustment of the Conversion Price will be made only as and to the extent that the Conversion Price effective upon such adjustment remains less than or equal to the Conversion Price that would be in effect if such options, rights or securities had not been issued. No adjustment of a Conversion Price shall be made under this Section B.11.1 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of a Conversion Price shall be disregarded if, as, when and to the extent that the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that each Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities (subject to adjustment to the extent that any of such warrants, options, rights or convertible securities were so exercised or converted), with such additional adjustments as would have been made to that Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

               (g) Notwithstanding anything herein to the contrary, no adjustment under this Section B.11.1 need be made to a Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to a Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock pursuant hereto.

          Section 11.2 ABANDONMENT OF DIVIDEND OR DISTRIBUTION. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in a Conversion Price then in effect shall be required by reason of the taking of such record.

          Section 11.3 NOTICE OF ADJUSTMENT. Upon any increase or decrease in a Conversion Price, then, and in each such case, the Corporation shall within a reasonable period (not to exceed 45 days) following any of the foregoing transactions deliver to each registered holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock a certificate, signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

          Section 11.4 REORGANIZATION. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), the Corporation shall execute and deliver to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock at least ten (10) Business Days prior to effecting such reorganization or reclassification a certificate that the holder of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock then outstanding shall have the right thereafter to convert such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock into the kind and amount of shares of stock or other securities, property or cash receivable upon such reorganization or reclassification by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock could have been converted immediately prior to such reorganization or reclassification, and provision shall be made therefor in any agreement relating to such reorganization or reclassification. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section B.11. The provisions of this Section B.11.4 and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

          Section 11.5 NOTICE OF EVENTS In case at any time or from time to time:

               (a) the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock;

               (b) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

               (c) there shall be any reorganization or reclassification of the Common Stock; or

               (d)  there shall occur a Liquidation, Sale of Assets or Merger;

     then the Corporation shall mail to each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (B) the date on which such reclassification or Liquidation, Sale of Assets or Merger is expected to become effective; provided that in the case of any event to which Section
     B.11.4 of this Article IV applies, the Corporation shall give at least ten
     (10) Business Days' prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification or Liquidation, Sale of Assets or Merger.

          Section 11.6 RESERVATION OF SHARES OF COMMON STOCK. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock.

          Section 11.7 ISSUANCE OF CERTIFICATES OF COMMON STOCK. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock,

     Series F Preferred Stock and Series G Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

     Section 12. SALE OF ASSETS OR MERGER. In the event that, upon a Merger or a Sale of Assets, the Corporation receives consideration in more than one form, the Corporation shall pay or distribute such various forms of consideration to the holders of its Capital Stock ratably in proportion to the total amount of consideration to be received by such holders, such that each such holder receives a proportionate share of each such form of consideration.

     Section 13. REDEMPTION. The shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall not be subject to mandatory redemption at the option of the Corporation or any holder thereof, or otherwise.

     Section 14. CERTAIN REMEDIES. Any registered holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Incorporation and to enforce specifically the terms and provisions of this Certificate of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

     Section 15. BUSINESS DAY. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

     Section 16. DEFINITIONS. As used in this Certificate of Incorporation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     "Affiliate" shall mean (a) any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act and (b) the following Persons, who shall be deemed to be Affiliates of GAP 40, GAP 46 and GAP 52: (i) GAP LLC, the members of GAP LLC and the limited partners of GAP 40, GAP 46 or GAP 52; (ii) any Affiliate of the limited partners of GAP 40, GAP 46 or GAP 52; and (iii) any limited liability company or partnership, a majority of whose members or partners, as the case may be, are members, former members, consultants or key employees of GAP LLC. In addition, GAP 40, GAP 46, GAP 52, GAP Coinvestment and GAP Coinvestment II shall be deemed to be Affiliates of one another. Notwithstanding the foregoing, no Person that competes with a line or lines of business of the Corporation shall be considered an Affiliate of GAP 40, GAP 46, GAP 52, GAP Coinvestment, GAP Coinvestment II, Lehman, TCV or the Ramsey/Beirne Stockholders or any of the Sasson Stockholders.

     "Second Amended and Restated Shareholders Agreement" shall mean the Second Amended and Restated Shareholders Agreement, dated December [___], 1999, among the Corporation and the shareholders named therein, as amended from time to time.

     "Available Assets" shall have the meaning ascribed to it in Section A.2.5 of this Article IV.

     "Available Cash" means, with respect to the Corporation's unaudited balance sheet for any fiscal quarter or audited balance sheet for any fiscal year, the amount equal to the excess, if any, of (i) the sum of all cash (or cash equivalents) plus the fair market value (as determined by the Board of Directors) of all marketable securities of the Corporation that are listed on a securities exchange or traded in the over-the-counter market, over (ii) the sum of the Corporation's short-term and long-term indebtedness for borrowed money.

     "Available Cash Payment" shall have the meaning ascribed to it in Section
B.6.2 of this Article IV.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participation, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

     "Common Stock" shall have the meaning ascribed to it in Section A.1 of this
Article IV.

     "Class A Common Stock" shall have the meaning ascribed to it in Section A.2 of this Article IV.

     "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "Common Priority Payment" shall have the meaning ascribed to it in Section
A.2.5 of this Article IV

     "Common Stock" shall have the meaning ascribed to it in the first paragraph of this Article IV.

     "Conversion Price" shall have the meaning ascribed to it in Section B.11.1 of this Article IV.

     "Corporation" shall have the meaning ascribed to it in Article I hereof.

     "DGCL" shall have the meaning ascribed to it in the first paragraph of this Certificate.

     "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder.

     "Excluded Shares" shall have the meaning ascribed to it in Section B.11.1(d) of this Article IV.

     "GAP Coinvestment" shall have the meaning ascribed to it in Section B.2.8(b) of this Article IV.

     "GAP Coinvestment II" shall mean GAP Coinvestment Partners II, L.P. a Delaware limited partnership.

     "GAP LLC" shall mean General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP 40, GAP 46 and GAP 52, and any successor to such entities.

     "GAP 40" shall have the meaning ascribed to it in Section B.2.8(b) of this
Article IV.

     "GAP 46" shall mean General Atlantic Partners 46, L.P. a Delaware limited partnership.

     "GAP 52" shall mean General Atlantic Partners 52, L.P. a Delaware limited partnership.

     "Initial Public Offering" shall mean a firm commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act.

     "IPO Price" shall mean the mid-point of the anticipated price per share of the Common Stock to be offered in the Initial Public Offering, based on information provided in the registration statement in order to calculate the filing fee payable to the Commission.

     "Junior Stock" shall have the meaning ascribed to it in Section B.7(a) of this Article IV hereof.

     "Lehman" shall mean Lehman Brothers VC Partners L.P. a Delaware limited partnership.

     "Liquidation" shall mean the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, dissolution or winding up of the Corporation.

     "Liquidity Event" shall have the meaning ascribed to it in Section A.2.5 of this Article IV.

     "Merger" shall mean (x) the merger or consolidation of the Corporation with one or more other Persons or (y) the merger or consolidation of one or more Persons into or with the Corporation, if, in the case of (x) or (y), the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person.

     "Net Aggregate Consideration" shall have the meaning ascribed to it in Section B.11.1(e)(i) of this Article IV.

     "Per Share Value" shall mean (i) with respect to a Merger or Sale of Assets, the value of the consideration payable for one share of Common Stock in such Merger or Sale of Assets and (ii) with respect to a Liquidation, the value of the assets and rights distributable for each share of Common Stock.

     "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

     "Preferred Liquidation Amount" means the Series A Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount, the Series F Liquidation Preference and the Series G Aggregate Preferred Priority Payment collectively.

     "Preferred Stock" shall have the meaning ascribed to it in the first paragraph of this Article IV.

     "Priority Payments" shall mean the Common Priority Payment, Series A Preferred Priority Payment, Series C Preferred Priority Payment and the Series G Aggregate Preferred Priority Payment.

     "Ramsey Beirne Shareholders" shall mean Ramsey/Beirne Associates and any Permitted Transferees thereof to which shares of Capital Stock may be transferred in accordance with Section 2.2 of the Second Amended and Restated Shareholders Agreement.

     "Sale of Assets" shall mean the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Corporation.

     "Sasson Shareholders" shall mean Ori Sasson and any Permitted Transferees thereof to which shares of Capital Stock may be transferred in accordance with
Section 2.2 of the Second Amended and Restated Shareholders Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Series A Conversion Price" shall have the meaning ascribed to it in Section B.2.5(a) of this Article IV.

     "Series A Liquidation Amount" shall have the meaning ascribed to it in Section B.2.2 of this Article IV.

     "Series A Newly Issued Shares" shall have the meaning ascribed to it in Section B.2.4(a)(iii) of this Article IV.

     "Series A Participation Amount" shall have the meaning ascribed to it in Section B.2.4(a) of this Article IV.

     "Series A Preferred Priority Payment" shall have the meaning ascribed to it in Section B.2.3 of this Article IV.

     "Series A Preferred Stock" shall have the meaning ascribed to it in Section
B.2.1 of this Article IV.

     "Series A Pro Rata Share" shall have the meaning ascribed to it in Section B.2.4(a) of this Article IV.

     "Series B Conversion Price" shall have the meaning ascribed to it in Section B.3.3(a) of this Article IV.

     "Series B Exercise Price" shall have the meaning ascribed to it in Section
B.3.2 of this Article IV.

     "Series B Liquidation Amount" shall have the meaning ascribed to it in Section B.3.2 of this Article IV.

     "Series B Liquidation Preference" shall have the meaning ascribed to it in Section B.3.2 of this Article IV.

     "Series B Preferred Stock" shall have the meaning ascribed to it in Section
B.3.1 of this Article IV.

     "Series C Conversion Price" shall have the meaning ascribed to it in Section B.4.5(a) of this Article IV.

     "Series C Liquidation Amount" shall have the meaning ascribed to it in Section B.4.2 of this Article IV.

     "Series C Liquidation Preference" shall have the meaning ascribed to it in Section B.4.2 of this Article IV.

     "Series C Newly Issued Shares" shall have the meaning ascribed to it in Section B.4.4(a)(iii) of this Article IV.

     "Series C Participation Amount" shall have the meaning ascribed to it in Section B.4.4(a) of this Article IV.

     "Series C Preferred Priority Payment" shall have the meaning ascribed to it in Section B.4.3 of this Article IV.

     "Series C Preferred Stock" shall have the meaning ascribed to it in Section
B.4.1 of this Article IV.

     "Series C Pro Rata Share" shall have the meaning ascribed to it in Section B.4.4(a) of this Article IV.

     "Series F Conversion Price" shall have the meaning ascribed to it in Section B.5.3(a) of this Article IV.

     "Series F Liquidation Available Assets" shall have the meaning ascribed to it in Section B.5.2(a) of this Article IV.

     "Series F Liquidation Preference" shall have the meaning ascribed to it in Section B.5.2(a) of this Article IV.

     "Series F Preferred Stock" shall have the meaning ascribed to it in Section
B.5.1 of this Article IV.

     "Series F Share" shall have the meaning ascribed to it in Section B.5.2(a)(ii) of this Article IV.

     "Series G Aggregate Preferred Priority Payment" shall have the meaning ascribed to it in Section B.6.3(a) of this Article IV.

     "Series G Conversion Price" shall have the meaning ascribed to it in Section B.6.5(a) of this Article IV.

     "Series G Participation Amount" shall have the meaning ascribed to it in Section B.6.4(a) of this Article IV.

     "Series G Preferred Priority Payment" shall have the meaning ascribed to it in Section B.6.3(a) of this Article IV.

     "Series G Preferred Stock" shall have the meaning ascribed to it in Section
B.6.1 of this Article IV.

     "Series G Pro Rata Share" shall have the meaning ascribed to it in Section B.6.4(a) of this Article IV.

     "TCV" shall mean TCV III (GP), a Delaware limited partnership, TCV III, L.P., a Delaware limited partnership, TCV III (Q), L.P., a Delaware limited partnership, TCV III Strategic Partners, L.P., a Delaware limited partnership.

     "Undesignated Preferred Stock" shall have the meaning ascribed to it in Section B.1 of this Article IV.

                                   ARTICLE V

                               STOCKHOLDER ACTION

          Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

                                   ARTICLE VI

                                    DIRECTORS

     Section 1. GENERAL. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

     Section 2. ELECTION OF DIRECTORS. Election of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

     Section 3. TERMS OF DIRECTORS. The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be J. Michael Cline and Gerhard Schulmeyer; the initial Class II Director of the Corporation shall be William O. Grabe; and the initial Class III Directors of the Corporation shall be Paul R. Butare and Klaus P. Besier. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2001, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2002, and the initial Class III Director shall serve for a term expiring at the annual meeting of stockholders to be held in 2003. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.


          Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Second Amended and Restated Certificate of Incorporation, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation and any certificate of designations applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Article VI.3.

          During any period when the holders of any series of Undesignated Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Undesignated Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and
(ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Undesignated Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall automatically terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

     Section 4. VACANCIES. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

     Section 5. REMOVAL. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting.

                                  ARTICLE VII

                             LIMITATION OF LIABILITY

          A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Second Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

          Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or

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omissions occurring before such repeal or modification of a person serving as a
Director at the time of such repeal or modification.

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

     Section 1. AMENDMENT BY DIRECTORS. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

     Section 2. AMENDMENT BY STOCKHOLDERS. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal by holders of voting stock, voting together as a single class.

                                   ARTICLE IX

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

          The Corporation reserves the right to amend or repeal this Second Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Second Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Second Amended and Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Second Amended and Restated Certificate of Incorporation or by law, the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote therein as a class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Second Amended and Restated Certificate of Incorporation; provided, however, that the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote on such amendment or repeal and the affirmative vote of not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any of the provisions of Article V, Article VI, Article VII or
Article IX of this Second Amended and Restated Certificate of Incorporation.


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


     IN WITNESS WHEREOF, I have executed and subscribed this certificate and do affirm the foregoing as true under penalties of perjury this ____ day of January, 2000.


                                                   _____________________________
                                                   Thomas F. Carretta,
                                                   Secretary and General Counsel

                                                   FirePond, Inc.
                                                   890 Winter Street, Suite 300
                                                   Waltham, Massachusetts 02451